Exhibit 99.2

3232 McKinney Avenue, Suite 400 | Dallas, TX 75204 | p. 800.419.3191 | f. 877.592.1357 | archipelagolearning.com

March 5, 2012

To the Archipelago Team:

Today we announced the exciting news that Archipelago Learning has agreed to be acquired by PLATO Learning, a leading provider of online education solutions for pre-K through adult learners. PLATO Learning, based in Bloomington, Minnesota, is backed by leading private equity firm Thoma Bravo, LLC. A copy of the press release is attached.

This merger represents an important step forward in the evolution of Archipelago’s business. Working with PLATO Learning will allow us to accelerate the growth of our business, more comprehensively meet the needs of our customers, and extend our reach to further improve the performance of the educators and students we serve.

For those of you not familiar with PLATO Learning, the company dates back to 1960. In the decades since its creation, the company has grown and developed through a variety of transitions, acquisitions, mergers and innovations. Today, PLATO Learning offers a wide variety of innovative online solutions to facilitate 21st century teaching and learning. Most importantly, PLATO Learning shares our values in that its people are passionate about improving the performance of teachers and students.

In considering a combination, it was important to find a strategic partner that fully believes in the value of our business and in our long-term growth plan. We have found an excellent partner in PLATO Learning. Through this merger, the combined entity has the potential to offer customers both PLATO Learning’s online core curriculum and our online supplemental curriculum and assessments, thereby providing more comprehensive and robust educational solutions. Moreover, PLATO’s strength is district-level sales and our strength is school level sales; PLATO is heavily focused on the high school market, where our strength has been elementary and middle school. Thus, our two companies are highly complementary and the combination offers exciting growth possibilities for the future.

While this combination will bring many positive changes and opportunities, it is important to note that in the near term, nothing will change. Many of you may still have questions about how this merger will affect you, and we will communicate with you regularly in the coming weeks to answer your questions and provide you with information as it becomes available. In the meantime it is important that we stay focused on delivering on our current commitments, and that we continue to provide the same world-class level of service our customers have come to expect.

Finally, I want to say “thank you” to each and every one of you. Your passion, hard work and dedication have made Archipelago Learning a leader in our industry and positioned us for this next phase in our evolution. Together with PLATO Learning, we are better positioned to meet the needs of our customers, and help drive the digital transformation of education.

Thanks for your continued support.

/s/ Tim McEwen

Tim McEwen

Chairman, CEO & President

Forward-Looking Statements

This release contains forward-looking statements, including those regarding the proposed transaction. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the ability of the parties to consummate the proposed transaction in a timely manner or at all; the satisfaction of conditions precedent to consummation of the Transaction, including the ability to secure regulatory approvals and approval by Archipelago Learning’s stockholders; successful completion of anticipated financing arrangements; the possibility of litigation (including litigation related to the transaction itself); and other risks described in Archipelago Learning’s filings with the Securities and Exchange Commission (the “SEC”), including its most recent Form 10-Q and Form 10-K. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof, and Archipelago Learning does not undertake any obligation to update any forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed transaction and required stockholder approval, the Company will file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ARCHIPELAGO LEARNING AND THE TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Archipelago Learning, Inc. with the SEC may be obtained free of charge by contacting Archipelago Learning’s Investor Relations Department (i) by mail to Archipelago Learning, 3232 McKinney Avenue, Suite 400, Dallas, Texas 75204, Attn.: Investor Relations or (ii) by email to christy.linn@archlearning.com. Our filings with the SEC are also available on our website at www.archipelagolearning.com.

Participants in the Solicitation

Archipelago Learning and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Archipelago Learning’s stockholders in connection with the proposed transaction. Information about Archipelago Learning’s directors and executive officers is set forth in Archipelago Learning’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 21, 2011, its Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the SEC on March 11, 2011, and its Form 8-Ks filed with the SEC on January 11, 2012 and January 7, 2011. These documents are available free of charge at the SEC’s web site at www.sec.gov, and from Archipelago Learning by contacting Archipelago Learning’s Investor Relations Department (i) by mail to Archipelago Learning, 3232 McKinney Avenue, Suite 400, Dallas, Texas 75204, Attn: Investor Relations or (ii) by e-mail to christy.linn@archlearning.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that Archipelago Learning intends to file with the SEC.

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